Exhibit 5.2

March 4, 2022

NexPoint Real Estate Finance, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of one or more series of the following securities of the Company:

(a)	shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), to be offered, issued and sold by the Company;

(b)	shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

(c)

warrants to purchase shares of Common Stock, Preferred Stock or any combination thereof (the “Warrants”), which will be issued pursuant to a warrant agreement, which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as warrant agent; and

(d)

debt securities of the Company, in one or more series (the “Debt Securities,” and together with the Common Stock, the Preferred Stock and the Warrants, the “Securities”), which will be issued under an Indenture, dated April 13, 2021, between the Company and UMB Bank, National Association, as trustee, or any successor trustee (the “Trustee”) (as the same may be amended, supplemented, modified, restated or replaced, the “Indenture”).

It is understood that the opinion set forth below is to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

March 4, 2022 Page 2

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement and (c) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing, and subject to (a) the Registration Statement and any amendments thereto being effective under the Securities Act, (b) the applicable warrant agreement pursuant to which the Warrants will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (c) the Indenture having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (d) the Trustee being qualified under the Trust Indenture Act of 1939, as amended, (e) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, (f) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities and (g) all other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (b) the terms of the Warrants have been duly established in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (d) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (e) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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2.

With respect to the Debt Securities, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (b) the terms of the Debt Securities have been duly established in conformity with the Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and (d) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

For the purposes of our opinion set forth above, we have further assumed that (a) the Company is a corporation existing and in good standing under the laws of the State of Maryland; (b) the Common Stock, the Preferred Stock, the Warrants, any warrant agreement, the Debt Securities and the Indenture will have been authorized by all necessary corporate action of the Company; (c) the Warrants and any warrant agreement will have been duly executed and delivered by the Company under the laws of the State of Maryland; (d) the execution, delivery, performance and compliance with the terms and provisions of the Warrants and any warrant agreement by the Company will not violate or conflict with the laws of the State of Maryland, the provisions of the Company’s organizational documents, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or its investments; (e) the Debt Securities and the Indenture will have been duly executed and delivered by the Company under the laws of the State of Maryland and authenticated by the Trustee in accordance with the Indenture; and (f) the execution, delivery, performance and compliance with the terms and provisions of the Debt Securities and the Indenture by the Company will not violate or conflict with the laws of the State of Maryland, the provisions of the Company’s organizational documents, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or its investments.

The opinions expressed herein are based upon and limited to the laws of the State of New York, as currently in effect. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

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We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP